UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement             [ ]  CONFIDENTIAL, FOR USE OF THE
[ ] Definitive Proxy Statement                   COMMISSION ONLY (AS PERMITTED
[ ] Definitive Additional Materials              BY RULE 14A-6(e)(2))
[X] Soliciting Material Under Rule 14a-12


                                  CENVEO, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:________________________________________________

     (2) Form, schedule or registration statement no.:__________________________

     (3) Filing party:__________________________________________________________

     (4) Date filed:____________________________________________________________

[Letterhead of Cenveo, Inc.]

                                                         James R. Malone
                                                         President and
                                                         Chief Executive Officer





July 21, 2005



Burton Capital Management, LLC
100 Northfield Street
Greenwich, CT 06830

Dear Sirs:

          We have received your letter of July 18 in which you state your belief that the election of your nominees in a contested proxy fight may not trigger change-of-control provisions in Cenveo's debt instruments and severance agreements, if the board takes certain actions. The simple fact is that you are wrong. Cenveo has entered into contracts with bondholders and others which have certain consequences in the event of a change in control (as defined) of Cenveo. Election of your nominees to the Cenveo board in a contested proxy fight would constitute such a change in control, and would impose upon Cenveo the contractual obligations that were bargained for at arm's length with third parties who have relied on Cenveo's promises in this regard. Indeed, the election of your nominees is precisely the sort of change of control against which these third parties sought and bargained for protection. The Cenveo board does not approve of your nominees. It cannot pretend otherwise for the sole purpose of depriving third-parties of their contractual rights, and will not be party to your attempts to manipulate events in an attempt to do so.



                                                Yours very truly,

                                                /s/ James R. Malone

                                                James R. Malone
                                                President and
                                                Chief Executive Officer

cc:  Cenveo Board of Directors

14a-12 Disclosure
-----------------

The material contained in this filing is not a proxy statement. On July 12, 2005, Cenveo filed with the Securities and Exchange Commission a proxy statement in connection with a special meeting of its shareholders. Cenveo will file with the SEC, and will furnish to Cenveo shareholders, a definitive proxy statement and may file other proxy soliciting materials. CENVEO SHAREHOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. In addition to the documents described above, Cenveo files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Cenveo are available without charge at the SEC's website, at http://www.sec.gov, or from Company's Web site at http://www.cenveo.com.


Cenveo and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the requested special meeting of its shareholders. A description of certain interests of the directors and executive officers of Cenveo is set forth in Cenveo's proxy statement for its 2005 annual meeting which was filed with the SEC on March 7, 2005. Additional information regarding the interests of such potential participants is available in the preliminary proxy statement that Cenveo has filed with the SEC, and will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the requested special meeting of its shareholders.